Exhibit 99.1

Contact:
Joyce Shinn
MTI Technology Corporation
949-885-7337
jshinn@mti.com

                                 MTI TECHNOLOGY
               REPORTS FISCAL 2006 THIRD QUARTER FINANCIAL RESULTS
            REVENUES REACH $40 MILLION, A SEQUENTIAL INCREASE OF 27%

Irvine, CA, February 9, 2006 - MTI Technology Corporation (Nasdaq Capital
Market: MTIC), a multi-national storage solutions and services company, today announced its financial results for the fiscal year 2006 third quarter and nine months ended December 31, 2005.

Revenue for the fiscal year 2006 third quarter was $40.2 million, a 27% sequential increase from $31.6 million reported in the prior quarter and a slight increase compared to $39.5 million reported in the comparable prior year period.

Product revenue for the third quarter grew to $30.6 million from $22.1 million in the prior quarter, a 39% increase. Year ago product revenue was $29.3 million. Service revenue for the third quarter was $9.6 million, equal to the prior quarter and a 6% decline from the same period in fiscal 2005.

The Company reported an operating loss of $1.56 million for the quarter, an improvement of $1.7 million, or 52%, year-over-year and $1.9 million, or 55%, sequentially. The improved operating results were driven by a broad reduction in spending and increased product sales.

Net loss applicable to common stockholders for the third quarter was $3.0 million or $0.08 per share compared to a net loss of $3.2 million or $0.09 per share in the same quarter of the prior fiscal year and a net loss of $4.1 million or $0.12 per share for the preceding quarter. Net loss applicable to common stockholders for the third quarter included $1.2 million of costs associated with amortization of a beneficial conversion feature and dividends payable on Series A and B securities.

SG&A expenses for the third quarter were $9.4 million compared to $11.0 million in the same quarter of the prior fiscal year and $9.7 million for the preceding quarter. The 15% year-over-year reduction in SG&A was driven by a decrease in operating expense related to the closure of our Dublin manufacturing facility at the end of fiscal 2005 and other spending reductions.

Gross margin for the third quarter was 19.6% compared to 19.7% in the prior year period and 20.2% in the prior quarter. Product gross margin for the third quarter was 18.1% compared to 20.5% in the prior year period and 20.0% in the prior quarter. Product margins continued to be negatively affected by a low level of manufacturers' rebates. Service gross margins for the third quarter were 24.7% compared to 17.3% in the prior year period and 20.7% in the prior quarter. The increase in service gross profit percentage was the result of cost reductions and continued improvement in utilization.

As of December 31, 2005, the Company had $21.2 million in cash and cash equivalents. The increase in cash and cash equivalents was due primarily to the $19.2 million net proceeds raised from the sale of Series B convertible preferred stock in November of 2005.

"Order volume recovered nicely from our summer quarter," stated Tom Raimondi, President and CEO of MTI. "Our stronger backlog of $6.8 million entering the current quarter is a positive sign for continued momentum. With improving service margins and a strong focus on keeping our spending in check, we continue to be focused on reaching profitability and revenue growth."

For the nine months ended December 31, 2005, the Company reported total revenues of $111.1 million, a 15% increase from $97.1 million in the comparable period of fiscal 2005. Product revenue was $81.8 million for the first nine months of fiscal 2006, a 19% increase from $68.8 million reported in the same period of fiscal 2005. Service revenue for the first nine months of fiscal 2006 was $29.3 million, a slight increase from $28.2 million in the same period of the prior year. Gross profit margin for the first nine-months of fiscal year 2006 was 20.1% compared to 21.7% in the same period of the prior year. Net loss applicable to common stockholders for the nine-month period of fiscal 2006 was $10.8 million or $0.31 per share compared to $8.1 million or $0.23 per share in the same period of fiscal 2005.

Investor Conference Call

Management will discuss results followed by a question and answer session today, February 9, 2006 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). The call-in number is 866-578-5784, access code 44786809; international callers should dial 617-213-8056, access code 44786809. If you are unable to participate, a replay will be available for 48 hours, beginning at 4:00 p.m. Pacific Time today, February 9, 2006. The replay call-in number is 1-888-286-8010, access code 20408891. The replay for international callers is 617-801-6888, access code 20408891. A live and archived webcast of the conference call will be available on the MTI website at www.mti.com.

About MTI Technology

MTI is a leading multi-national provider of professional services and comprehensive data storage solutions for mid to large-size organizations. With more than 20 years of expertise as a storage technology innovator, MTI is uniquely qualified to assess, design, implement and support whole- office data storage and backup initiatives. As a strategic partner of EMC (NYSE: EMC), MTI offers the best data storage, protection and management solutions available today. By employing a strategic, consultative approach, MTI provides customers with a single point of contact that eliminates complexities while delivering operational efficiencies and competitive advantages. MTI currently serves more than 3,000 customers throughout North America and Europe. Visit www.mti.com for more information.

MTI is a registered trademark of MTI Technology Corporation (the "Company").

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding the Company's expectations, goals or intentions regarding the future, including but not limited to statements regarding the Company's future revenue levels, ability to convert backlog into revenue, improving margins, spending control, ability to achieve and maintain profitability and ability to grow revenue. The actual results may differ materially from those described in any forward-looking statement. In particular, we cannot assure you that MTI will improve revenues or operating results, achieve profitability or grow within the expected time frame or at all. Important factors that may cause actual results to differ include competition, timing of customer orders, unanticipated expenses, achievement of volume-based rebates, currency movements, evolving technology, and the economy and other world events. Other important factors are set forth in the Company's periodic filings with the U.S. Securities and Exchange Commission, including its Form 10-K, as amended, for the year ended April 2, 2005. All forward-looking statements speak as of the date made and MTI undertakes no obligations to update any such statement.

                                      # # #

                           Financial Tables to Follow

                           MTI TECHNOLOGY CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                             DECEMBER 31,      APRIL 2,
                                                                                                2005             2005
                                                                                             ------------    ------------
                               ASSETS                                                        (UNAUDITED)

Current assets:
      Cash and cash equivalents ..........................................................   $     21,161    $     12,191
      Accounts receivable, less allowance for doubtful accounts and sales returns of $377 and $451 at December 31, 2005 and April 2, 2005,
         respectively ....................................................................         34,489          33,866
      Inventories, net ...................................................................          3,676           3,723
      Prepaid expenses and other receivables .............................................          6,647           6,971
                                                                                             ------------    ------------
                Total current assets .....................................................         65,973          56,751

Property, plant and equipment, net .......................................................            487             708
Goodwill, net ............................................................................          5,184           5,184
Other ....................................................................................            188             223
                                                                                             ------------    ------------
                                                                                             $     71,832    $     62,866
                                                                                             ============    ============

                             LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
      Line of credit .....................................................................   $      5,167    $      3,667
      Current portion of capital lease obligations .......................................             --              78
      Accounts payable ...................................................................         26,850          24,474
      Accrued liabilities ................................................................         10,642           9,489
      Accrued restructuring charges ......................................................          1,253           2,767
      Deferred revenue ...................................................................          8,664          14,020
                                                                                             ------------    ------------
                Total current liabilities ................................................         52,576          54,495

Deferred revenue .........................................................................          3,777           3,695
                                                                                             ------------    ------------
                Total liabilities ........................................................         56,353          58,190
                                                                                             ------------    ------------

Series A redeemable convertible preferred stock, 567 shares issued and outstanding at December 31, 2005, net of discount of $6,950 and $7,955 at
    December 31, 2005 and April 2, 2005, respectively ....................................          8,050           7,045

Series B redeemable convertible preferred stock, 1,582 shares issued and outstanding at
    December 31, 2005, net of discount of $9,933 .........................................         10,067              --

Commitments and contingencies ............................................................             --              --

Stockholders' deficit:
      Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 2,149 and 567 shares at December 31, 2005 and April 2,
          2005, respectively, included in redeemable convertible preferred stock above....             --              --
      Common stock, $.001 par value; authorized 80,000 shares; issued and outstanding 35,632 and 35,159 shares at December 31, 2005 and April 2, 2005,
          respectively ...................................................................             36              35
      Additional paid-in capital .........................................................        155,209         145,345
      Accumulated deficit ................................................................       (154,528)       (143,768)
      Accumulated other comprehensive loss ...............................................         (2,983)         (3,376)
      Deferred compensation ..............................................................           (372)           (605)
                                                                                             ------------    ------------
                Total stockholders' deficit ..............................................         (2,638)         (2,369)
                                                                                             ------------    ------------
                                                                                             $     71,832    $     62,866
                                                                                             ============    ============

                           MTI TECHNOLOGY CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                               THREE MONTHS ENDED              NINE MONTHS ENDED
                                                          ----------------------------    ----------------------------
                                                          DECEMBER 31,     JANUARY 1,     DECEMBER 31,     JANUARY 1,
                                                              2005            2005            2005            2005
                                                          ------------    ------------    ------------    ------------
Net product revenue ...................................   $     30,583    $     29,286    $     81,843    $     68,810
Service revenue .......................................          9,579          10,229          29,285          28,241
                                                          ------------    ------------    ------------    ------------
   Total revenue ......................................         40,162          39,515         111,128          97,051
                                                          ------------    ------------    ------------    ------------

Product cost of revenue ...............................         25,058          23,286          66,179          53,157
Service cost of revenue ...............................          7,217           8,457          22,583          22,863
                                                          ------------    ------------    ------------    ------------
   Total cost of revenue ..............................         32,275          31,743          88,762          76,020
                                                          ------------    ------------    ------------    ------------

   Gross profit .......................................          7,887           7,772          22,366          21,031
                                                          ------------    ------------    ------------    ------------

Operating expenses:
   Selling, general and administrative ................          9,414          11,027          28,420          28,392
   Restructuring charges ..............................             30              --           1,056              --
                                                          ------------    ------------    ------------    ------------
     Total operating expenses .........................          9,444          11,027          29,476          28,392
                                                          ------------    ------------    ------------    ------------

   Operating loss .....................................         (1,557)         (3,255)         (7,110)         (7,361)
                                                          ------------    ------------    ------------    ------------

Interest and other expense, net .......................             (6)            (64)           (151)           (312)
Gain (loss) on foreign currency transactions ..........           (207)            713          (1,015)            805
                                                          ------------    ------------    ------------    ------------

Loss before income taxes ..............................         (1,770)         (2,606)         (8,276)         (6,868)
Income tax expense ....................................             17               6              27              11
                                                          ------------    ------------    ------------    ------------

   Net loss ...........................................         (1,787)         (2,612)         (8,303)         (6,879)

Amortization of preferred stock discount ..............           (586)           (293)         (1,241)           (573)
Dividend on preferred stock ...........................           (615)           (300)         (1,215)           (653)
                                                          ------------    ------------    ------------    ------------

   Net loss applicable to common stockholders .........   $     (2,988)   $     (3,205)   $    (10,759)   $     (8,105)
                                                          ============    ============    ============    ============

Net loss per share:
   Basic and diluted ..................................   $      (0.08)   $      (0.09)   $      (0.31)   $      (0.23)
                                                          ============    ============    ============    ============

Weighted-average shares used in per share computations:
   Basic and diluted ..................................         35,598          34,723          35,045          34,639
                                                          ============    ============    ============    ============